Contacts:
Pete Michielutti	Stacy Kruse
Chief Financial Officer	Director of Finance, Treasurer
Wilsons The Leather Experts	Wilsons The Leather Experts
(763) 391-4000	(763) 391-4000

For Immediate Release

Wilsons Leather Announces Second Quarter 2003 Results

     MINNEAPOLIS — (BUSINESS WIRE) — August 19, 2003 — Wilsons The Leather Experts Inc. (NASDAQ: WLSN) today reported second quarter and year-to-date operating results.

     Net sales for the quarter ended August 2, 2003, decreased 5.5% to $59.8 million, compared to $63.2 million in the second quarter last year. Comparable store sales for the thirteen-week period decreased 5.6% versus a 1.9% increase in the prior-year second quarter. Improved margin rates, before buying and occupancy costs, and reduced expenses before the settlement of a class action lawsuit, helped the Company offset the sales volume shortfall.

     Wilsons Leather reported a net loss for the quarter of $21.6 million, or $1.05 per basic and diluted share, compared to a net loss of $27.0 million, or $1.33 per basic and diluted share in the second quarter of 2002. The second quarter of 2002 included a net loss from discontinued operations of the Travel Subsidiaries of $6.2 million, or $0.30 per basic and diluted share. Included in the 2003 second quarter results is a $0.05 impact on basic and diluted earnings per share related to the settlement of a class action lawsuit.

     Year-to-date net sales decreased 2.0% to $155.1 million compared to $158.3 million for the first half of 2002. Comparable store sales for the current six-month period decreased 2.2% versus a comparable store sales decrease of 4.5% in the prior-year same period. The net loss for the current six-month period was $34.3 million, or $1.68 per basic and diluted share, compared to a net loss of $66.3 million, or $3.36 per basic and diluted share. Included in the year-to-date results for 2002 is a $10.4 million net loss from discontinued operations of the Travel Subsidiaries and a $24.6 million cumulative effect of a change in accounting principle resulting in a total of $35.0 million, or $1.77 per basic and diluted share.

     “We are executing our strategy and have achieved the improvement in our operating results during the first half of the year that we anticipated,” said Joel Waller, Chief Executive Officer. “We’re continuing our efforts to cut costs, reduce inventories, improve our merchandise assortment and build momentum for the important fall selling season. While it is still early in the fall season, preliminary results indicate that our new assortments of fall fashions are selling through at a higher rate than last year.”

7401 Boone Avenue North Brooklyn Park, Minnesota 55428
763.391.4000 763.391.4535 fax wilsonsleather.com

About Wilsons Leather

     Wilsons Leather is the leading specialty retailer of leather outerwear, accessories and apparel in the United States. As of August 2, 2003, Wilsons Leather operated 607 stores located in 45 states and the District of Columbia, including 477 mall stores, 109 outlet stores and 21 airport stores. The Company, which regularly supplements its permanent mall stores with seasonal stores during its peak selling season from October through January, operated 284 seasonal stores in 2002 and plans to operate approximately 225 in 2003.

Except for historical information, matters discussed in this press release are forward-looking statements that involve risks and uncertainties, and actual results may be materially different. Factors that could cause actual results to differ include: economic downturns; failure of results of operations to meet expectations of research analysts; risks associated with estimates made in our critical accounting policies; risks associated with future growth; risks associated with our debt service; changes in customer shopping patterns; unseasonable weather; change in consumer preferences and fashion trends away from leather; seasonality of the business; risks associated with foreign sourcing and international business; disruptions in product supplies; decreased availability and increased cost of leather; competition in our markets; loss of key members of our management team; reliance on third parties for maintaining our management information systems; concentration of our common stock; anti-takeover effects of classified board provisions in our articles of incorporation and by-laws; volatility of our common stock; war, acts of terrorism or the threat of either; and interruption in the operation of corporate offices and distribution centers. The information included in this press release is operative as of this date only. Wilsons Leather does not undertake any obligation to update its forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. In order to ensure that all investors continue to have equal access to the same information, Wilsons Leather will refrain from updating projections made in this press release unless it does so through means designed to provide broad distribution of the information to the public.

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7401 Boone Avenue North Brooklyn Park, Minnesota 55428
763.391.4000 763.391.4535 fax wilsonsleather.com

Wilsons The Leather Experts Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In Thousands)

	August 2,	February 1,	August 3,
Assets	2003	2003 (1)	2002 (2, 3)

	(Unaudited)		(Restated and unaudited)
Current Assets:
Cash and cash equivalents	$—	$30,442	$—
Accounts receivable, net	5,994	5,162	4,216
Inventories	106,136	118,701	121,787
Prepaid expenses	11,268	3,812	11,206
Assets of discontinued operations	72	3,379	38,669
Deferred income taxes	—	3,777	—
Refundable income taxes	6,496	3,064	12,217

Total current assets	129,966	168,337	188,095
Property and equipment, net	70,003	73,974	77,659
Goodwill and other assets, net	3,458	3,315	3,420
Other assets of discontinued operations	—	—	30,631
Deferred income taxes	16,655	865	4,357

Total assets	$220,082	$246,491	$304,162

Liabilities and Shareholders’ Equity
Current Liabilities:
Accounts payable	$26,437	$19,492	$31,202
Notes payable	17,225	—	40,045
Accrued expenses	19,747	25,219	18,510
Liabilities of discontinued operations	1,081	15,075	13,184
Deferred income taxes	2,545	—	4,743

Total current liabilities	67,035	59,786	107,684
Long-term debt	55,673	55,695	50,895
Other long-term liabilities	13,943	13,782	13,338
Other liabilities of discontinued operations	—	—	1,103
Total shareholders’ equity	83,431	117,228	131,142

Total liabilities and shareholders’ equity	$220,082	$246,491	$304,162

1.	Derived from audited consolidated financial statements.

2.	Tax effect of $1.7 million restatement related to reserve reversals as reported in “Item 6. Selected Financial Data” in the Company’s most recent Form 10-K dated February 1, 2003.

3.	Reclassified for the presentation of discontinued operations for the Travel Subsidiaries

Note: The Company’s inventories are determined by the retail method on the last-in, first-out (LIFO) basis. The difference in inventories between the LIFO method and the first-in, first-out (FIFO) method was not material as of August 2, 2003, February 1, 2003 or August 3, 2002.

Wilsons The Leather Experts Inc. and Subsidiaries
Consolidated Statements of Operations
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended

	August 2,	August 3,
	2003	2002 (1)

Net sales	$59,750	$63,195
Cost of goods sold, buying and occupancy costs	56,775	59,442

Gross margin	2,975	3,753
Selling, general and administrative expenses	32,475	32,413
Depreciation and amortization	4,027	3,766

Operating loss	(33,527)	(32,426)
Interest expense, net	2,474	2,378

Loss from continuing operations before income taxes	(36,001)	(34,804)
Income tax benefit	(14,401)	(13,934)

Loss from continuing operations	(21,600)	(20,870)
Loss from discontinued operations, net of tax	—	(6,168)

Net loss	$(21,600)	$(27,038)

Basic and diluted loss per share:
Loss from continuing operations	$(1.05)	$(1.03)
Loss from discontinued operations	—	(0.30)

Basic and diluted loss per share	$(1.05)	$(1.33)

Weighted average shares outstanding — basic and diluted	20,480	20,267

1.	Reclassified for the presentation of discontinued operations for the Travel Subsidiaries

Wilsons The Leather Experts Inc. and Subsidiaries
Consolidated Statements of Operations
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Year to Date Period Ended

	August 2,	August 3,
	2003	2002 (1)

Net sales	$155,051	$158,252
Cost of goods sold, buying and occupancy costs	133,987	132,552

Gross margin	21,064	25,700
Selling, general and administrative expenses	65,245	66,273
Depreciation and amortization	8,306	7,558

Operating loss	(52,487)	(48,131)
Interest expense, net	4,742	4,081

Loss from continuing operations before income taxes	(57,229)	(52,212)
Income tax benefit	(22,892)	(20,897)

Loss from continuing operations	(34,337)	(31,315)
Loss from discontinued operations, net of tax	—	(10,400)
Cumulative effect of a change in accounting principle, net of tax	—	(24,567)

Net loss	$(34,337)	$(66,282)

Basic and diluted loss per share:
Loss from continuing operations	$(1.68)	$(1.59)
Loss from discontinued operations	—	(0.53)
Cumulative effect of a change in accounting principle	—	(1.24)

Basic and diluted loss per share	$(1.68)	$(3.36)

Weighted average shares outstanding — basic and diluted	20,459	19,742

1.	Reclassified for the presentation of discontinued operations for the Travel Subsidiaries